Calculation of Filing Fee Tables
S-8
ProFrac Holding Corp.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.01 per share	457(a)	3,162,500	$ 3.468	$ 10,967,550.00	0.0001531	$ 1,679.13
Total Offering Amounts:						$ 10,967,550.00		$ 1,679.13
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,679.13
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions. The proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the common stock of the registrant as reported on the Nasdaq Global Select Market on August 29, 2025, multiplied by 85%, which is the percentage of the price per share applicable to purchases under ProFrac Holding Corp.'s 2025 Employee Stock Purchase Plan (the "2025 ESPP"). The total number of shares registered represents (i) 2,750,000 shares of Class A Common Stock, par value $0.01 ("Common Stock") authorized for issuance under the 2025 ESPP and (ii) an additional 412,500 shares of Common Stock that will become available for issuance, effective March 25, 2026, pursuant to an automatic annual increase as set forth in Section 13(a) of the 2025 ESPP.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A